PROMISSORY NOTE

$150,000.00

March 19, 2007

FOR VALUE RECEIVED, the undersigned, **KARAT PLATINUM LLC**, (the "Maker"), promises to pay to **MARK FEUER,** (the "Payee"), on or before September 30, 2007 (the "Payment Date") the principal sum of One Hundred and Fifty Thousand and 00/100 ($150,000.00) Dollars (the "Principal Amount") and all interest accrued thereon as provided herein.

Interest shall accrue on the unpaid balance of the Principal Amount at a rate of six percent (6.0%) per annum (the "Interest Rate"). All interest payable hereunder shall be computed on the basis of 360 days per annum and shall be due and payable on the Payment Date.

Maker shall have the right to prepay all or any portion of the Outstanding Principal Amount and accrued interest thereon at any time without penalty or premium. All payments hereunder when paid shall be applied first to the payment of all accrued interest and the balance shall be applied to principal.

Notwithstanding any provision contained herein, the total liability of Maker for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from Maker, and if any payments by Maker include interest in excess of such a maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded.

Upon the occurrence and continuance of an Event of Default (hereafter defined) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), interest shall accrue on the unpaid balance of the Principal Amount at a rate of eight percent (8.0%) per annum (the "Default Interest Rate").

1. Events of Default. In case one or more of the following events (each, an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

a. Default in the payment, when due or declared due, of any principal or interest payments hereunder.

b. Maker makes a general assignment for the benefit of creditors; or, in the absence of such application, consent, acquiescence or action, a trustee, receiver or other custodian is appointed for Maker; or for a substantial part of the property of Maker;

or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is authorized or instituted by, or instituted against, Maker; or any warrant of attachment or similar legal process is issued against any substantial part of the property of Maker.

c. Any representation or warranty made by Maker under this Note shall be untrue or misleading in any material respect when made.

d. Maker shall have breached any of its covenants and agreements hereunder.

then, in each case where an Event of Default occurs, the Payee, by notice in writing to Maker shall inform Maker of such Event of Default and if such default is not cured within forty-five (45) days from the date such notice is received by Maker, then Payee, may, at its option, declare the outstanding Principal Amount to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

2. General.

a. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Maker and Payee.

b. All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

(a) If to the Maker:

Karat Platinum LLC
15 Hoover Street
Inwood, New York 11096
Attention: Chief Executive Officer

With copies to:

Horowitz & Reiser
30 Broad Street
New York, NY 1004
Attention: Sam Reiser, Esq.

(b) If to Payee:

Mark Feuer
One Beachwood Drive
Lawrence, New York 11559

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt or (iii) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt.

c. This Note is to be governed by and construed in accordance with the laws of the State of New York. In any action brought under or arising out of this Note, the Maker hereby consents to the in personam jurisdiction of any state or federal court sitting in New York, New York, waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by New York law.

d. Maker hereby waives presentment, demand for payment, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and authorizes Payee, without notice or further consent, to grant extensions of time in the payment of any monies under this Note, and to waive compliance of any provision of this Note.

e. In the event of a default in the payment of this Note, Maker shall pay Payee's reasonable costs and expenses of collection, including attorneys' fees and costs.

IN WITNESS WHEREOF, the undersigned has duly executed this Note on the date first set forth above.

KARAT PLATIINUM LLC

By: ______________________ MEMBER
Name: David Neuberg
Title: Member

AMENDMENT
TO THE
PROMISSORY NOTE

THIS AMENDMENT TO THE PROMISSORY NOTE is made and entered into as of September 30, 2007 (this "Amendment") among Karat Platinum LLC ("Karat Platinum") and Mark Feuer ("Mark Feuer").

WITNESSETH

WHEREAS, as of the date hereof, Karat Platinum has issued a Promissory Note to Mark Feuer in the principal amount of $150,000, dated March 19, 2007 (the "Note"; capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Note);

WHEREAS, the Parties desire to extend the maturity date of the Note on the terms and provisions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Payment Date. The Principal Amount of the Note shall be extended to March 31, 2008 (the "Revised Payment Date").

2. Waiver of Default Interest Rate. Notwithstanding any provision contained herein, Mark Feuer waives payment by Karat Platinum of any default interest specified in the Note with respect to the Note for which there has been an Event of Default.

3. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

6. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the

laws of the State of New York, without regard to conflict of laws rules applied in such state.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Note as of the date first written above.

KARAT PLATINUM LLC.

By: ______________________
Name: David Neuberg
Title: Member

MARK FEUER

By: ______________________
Name: Mark Feuer